Deloitte & Touche
Bakr Abulkhair & Co.
Public Accountants - License No. 96
P.O. Box 442, Jeddah 21411
Kingdom of Saudi Arabia

Tel  +966(2)6572725
Fax  +966(2)6572722


Head Office: Riyadh





INDEPENDENT AUDITORS' CONSENT
-----------------------------

     We consent to the incorporation by reference in Registration Statement No.'s 333-51223 and 333-40264 of Procter & Gamble Company on Form S-8 of our report dated March 31, 2003, appearing in this Annual Report on Form 11-K of the Employee Savings and Thrift Plan (Saudi Arabia) for the plan fiscal year ended December 31, 2002.

DELOITTE & TOUCHE
BAKR ABULKHAIR & CO.

/S/ AL-MUTAHHAR Y. HAMIDDUDIN
-----------------------------
Al-Mutahhar Y. Hamiduddin
License No. 296.
March 31, 2003